Exhibit 99.1

News Release
     FOR IMMEDIATE RELEASE

Media Contact (Merge): Julie Pekarek Chief Marketing Officer 414.977.4254 jpekarek@merge.com	Media Contact (etrials): Chris Sakell Director of Marketing 919.653.3648 chris.sakell@etrials.com

MERGE HEALTHCARE ACCEPTS SHARES VALIDLY TENDERED IN EXCHANGE OFFER FOR SHARES OF ETRIALS WORLDWIDE

Milwaukee, WI / Morrisville, NC, July 15, 2009 – Merge Healthcare Incorporated (NASDAQ: MRGE) (“Merge Healthcare”), a leading health IT solutions provider, and etrials Worldwide, Inc. (NASDAQ:  ETWC) (“etrials”), a leading provider of clinical trials software and services, today announced the expiration of the exchange offer for the shares of etrials’ common stock by Merge Acquisition Corp., a wholly-owned subsidiary of Merge Healthcare.  The exchange offer expired at midnight, EST, at the end of July 14, 2009.

At the time of expiration, Merge Healthcare was notified by its transfer agent and depositary that shareholders of etrials had validly tendered and not withdrawn a total of 9.6 million shares of etrials common stock, which represents approximately 86% of the outstanding shares of etrials common stock.  Merge Acquisition Corp has accepted, for payment and exchange, all shares that were validly tendered in accordance with the terms of the offer.  Settlement of the exchange offer is expected to occur promptly.

Pursuant to the terms of the previously announced merger agreement, Merge Acquisition Corp. intends to exercise its “top up” option to increase its ownership to over 90% of the outstanding shares of etrials common stock.  Following the exercise of its option, Merge Acquisition Corp. intends to acquire all of the remaining outstanding etrials stock as soon as practicable by means of a short-form merger and without the need for an etrials shareholder meeting.  Upon completion of the merger, the remaining outstanding shares of etrials common stock will be converted into the right to receive $0.80 in cash, without interest, and 0.3448 shares of Merge common stock (other than shares held in etrials treasury or owned by etrials, Merge Healthcare or their respective subsidiaries and other than those shares of etrials common stock for which appraisal rights are properly exercised).  Upon completion of the merger, etrials will be a wholly-owned subsidiary of Merge Healthcare and will no longer be traded on the NASDAQ Global Market.

More information on the pending acquisition can be found at www.merge.com/investor or www.investor.etrials.com.

Merge Healthcare Incorporated builds software solutions that automate healthcare data and diagnostic workflow to build a better electronic record of the patient experience.  Merge products, ranging from standards-based development toolkits to fully integrated clinical applications, have been used by healthcare providers worldwide for over 20 years. Additional information can be found at www.merge.com.

Headquartered near North Carolina's Research Triangle Park, etrials Worldwide, Inc. (NASDAQ: ETWC - News), is a leading provider of eClinical software and services to pharmaceutical, biotechnology, and medical device companies, as well as contract research organizations, offering adaptive, Web-based tools that work together to coordinate data capture, logistics, patient interaction and trial management - turning data into intelligence and shortening the pathway to an actionable study endpoint. As an experienced leader, etrials has facilitated over 900 trials involving more than 400,000 patients in 70 countries and has participated in 42 studies that resulted in 14 approved new drug applications and/or regulatory approvals.  etwcf

# # #

This news release contains "forward-looking statements," including statements which are related to future, not past, events.  Forward-looking statements usually describe expected future business and financial outlook or performance, and often contain words such as “will,” “believes,” “intends,” “anticipates,” “expects,” "plans," "seeks," “see” and similar expressions.  Forward-looking statements, by their nature, address matters that are, to varying degrees, uncertain and subject to various known and unknown risks.  Such forward-looking statements include Merge’s and etrials’ decision to enter into an agreement for Merge to acquire etrials, the ability of the parties to complete the transaction contemplated by the merger agreement, including the parties’ ability to satisfy the conditions set forth in the merger agreement, and the possibility of any termination of the merger agreement. For Merge, particular uncertainties and risks that could cause actual results to differ materially from post-merger forward-looking statements include: the consummation and the successful integration of etrials into Merge; possible accounting adjustments and revisions to its current preliminary expectations as to the results the Company will report for second quarter financial results; market acceptance and performance of its products and services; the impact of competitive products and pricing; possible delays in the implementation of its managed services offering; the risks and effects of its recent changes in its executive and Board leadership, including the costs and expenses related to severance payments made to departing officers; the risks and effects of its recent securities issues, including the issuance of certain senior secured notes; the past restatement of its financial statements and other actions that may be taken or required as a result of such restatement; its ability to generate sufficient cash from operations to meet future operating, financing and capital requirements, including repayment obligations with respect to its outstanding indebtedness; risks associated with its prior delays in filings with the SEC or its ability to continue to meet the listing requirements of The NASDAQ Stock Market; the costs, risks and effects of various pending legal proceedings and investigations, including the formal investigation being conducted by the Securities and Exchange Commission and the pending settlements of certain class action and derivative lawsuits; and other risk factors detailed in its filings with the Securities and Exchange Commission.  More information about potential factors which could cause etrials’ actual results to differ from the forward-looking statements included in this announcement is included in its filings with the Securities and Exchange Commission, including the “Risk Factors” Section of its Form 10-K filed on March 10, 2009. These uncertainties and risks may cause its actual future results to be materially different than those expressed in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  Neither Merge nor etrials undertakes any obligation to update such forward-looking statements or any of such risks, uncertainties and other factors.